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      As Filed With The Securities And Exchange Commission On June 7, 2000

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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                    FORM 10

                  GENERAL FORM FOR REGISTRATION OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR 12(g) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

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                        Central Garden Distribution Inc.
             (Exact Name of Registrant as Specified in Its Charter)

                  Delaware                                      94-3356465
       (State or Other Jurisdiction of                       (I.R.S. Employer
       Incorporation or Organization)                       Identification No.)


            3697 Mt. Diablo Blvd.
            Lafayette, California                                  94549
  (Address of Principal Executive Offices)                      (Zip Code)

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              Registrant's telephone number, including area code:

                                 (925) 283-4573

       Securities to be registered pursuant to Section 12(b) of the Act:

                                      None

       Securities to be registered pursuant to Section 12(g) of the Act:

                    Common Stock, $0.01 par value per share
                                (Title of Class)

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Item 1. Business.

   The information required by this item is contained under the sections "Summary," "Business" and "Management's Discussion and Analysis of Results of Operations and Financial Condition" of the Information Statement filed as an exhibit hereto, subject to completion, dated June 7, 2000 (the "Information Statement") and such sections are incorporated herein by reference.

Item 2. Financial Information.

   The information required by this item is contained under the sections "Summary," "Selected Financial Data" and "Management's Discussion and Analysis of Results of Operations and Financial Condition" of the Information Statement and such sections are incorporated herein by reference.

Item 3. Properties.

   The information required by this item is contained under the section "Business" of the Information Statement and such sections are incorporated herein by reference.

Item 4. Security Ownership of Certain Beneficial Owners and Management.

   The information required by this item is contained under the sections "Security Ownership By Certain Beneficial Owners, Directors and Executive Officers of Garden Distribution" of the Information Statement and such sections are incorporated herein by reference.

Item 5. Directors and Executive Officers.

   The information required by this item is contained under the sections "Management" and "Liability and Indemnification of Officers and Directors of Garden Distribution" of the Information Statement and such sections are incorporated herein by reference.

Item 6. Executive Compensation.

   The information required by this item is contained under the section "Management" of the Information Statement and such sections are incorporated herein by reference.

Item 7. Certain Relationships and Related Transactions.

   The information required by this item is contained under the sections "Summary," "The Spin-Off" and "Arrangements Between Central and Garden Distribution Relating to the Spin-Off" of the Information Statement and such sections are incorporated herein by reference.

Item 8. Legal Proceedings.

   The information required by this item is contained under the section "Business" of the Information Statement and such sections are incorporated herein by reference.

Item 9. Market Price of and Dividends on the Registrant's Common Equity and Related Stockholder Matters.

   The information required by this item is contained under the sections "Summary," "The Spin-Off" and "Dividend Policy" of the Information Statement and such sections are incorporated herein by reference.

Item 10. Recent Sales of Unregistered Securities.

   Central Garden Distribution Inc. ("Garden Distribution") was incorporated under the laws of the State of Delaware on March 15, 2000. Garden Distribution issued 100 shares of its common stock, par value $0.01, to Central Garden & Pet Company, a Delaware corporation ("Central"), as of June 6, 2000 in consideration of

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Central's capital contribution of $100. Such issuance was exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof because such issuance did not involve any public offering of securities.

Item 11. Description of Registrant's Securities to be Registered.

   The information required by this item is contained under the section "Description of Capital Stock" of the Information Statement and such sections are incorporated herein by reference.

Item 12. Indemnification of Directors and Officers.

   The information required by this item is contained under the sections "Liability and Indemnification of Officers and Directors of Garden Distribution" of the Information Statement and such sections are incorporated herein by reference.

Item 13. Financial Statements and Supplementary Data.

   The information required by this item is contained under the sections "Summary," "Selected Financial Data," "Management's Discussion and Analysis of Results of Operations and Financial Condition" and "Index to Consolidated Financial Statements" of the Information Statement and such sections are incorporated herein by reference.

Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

   None.

Item 15. Financial Statements and Exhibits

    (a) Financial Statements:

   The information required by this item is contained in the "Index to Consolidated Financial Statements" on page F-1 of the Information Statement and such information is incorporated herein by reference.

    (b) Exhibits:

     Exhibit
       No.                               Description
     -------                             -----------
      2.1    Form of Separation and Distribution Agreement between Central
             Garden & Pet Company and Central Garden Distribution Inc.*
      3.1    Certificate of Incorporation of Central Garden Distribution Inc.
      3.2    Bylaws of Central Garden Distribution Inc.
      4.1    Specimen Common Stock certificate.*
     10.1    Form of Transition Services Agreement between Central Garden & Pet
             Company and Central Garden Distribution Inc.*
     10.2    Form of Benefits Sharing Agreement between Central Garden & Pet
             Company and Central Garden Distribution Inc.*
     10.3    Form of Tax Sharing and Indemnification Agreement between Central
             Garden & Pet Company and Central Garden Distribution Inc. and
             certain of its subsidiaries.*
     10.4    Credit Agreement dated             , 2000 among Central Garden &
             Pet Company and [Bank], as Agents, to be assigned to and assumed by Central Garden Distribution Inc. upon the effectiveness of the
             Spin-Off.*
     10.5    2000 Stock Plan.*
     21      Subsidiaries of Central Garden Distribution Inc.
     27      Selected Financial Data Schedule.
     99.1    Information Statement, subject to completion dated June 7, 2000.
     99.2    Chairman's Letter to Stockholders of Central Garden & Pet Company.

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     *To be filed by amendment.

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                                   SIGNATURE

   Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                          Central Garden Distribution Inc.

                                                     /s/ William E. Brown
                                          By: _________________________________
                                                       William E. Brown
                                                    Interim Chief Executive
                                                          Officer

June 7, 2000

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                                 EXHIBIT INDEX

 Exhibit No.                          Description
 -----------                          -----------
     2.1     Form of Separation and Distribution Agreement between Central
             Garden & Pet Company and Central Garden Distribution Inc.*...

     3.1     Certificate of Incorporation of Central Garden Distribution
             Inc. ........................................................

     3.2     Bylaws of Central Garden Distribution Inc. ..................

     4.1     Specimen Common Stock certificate.*..........................

    10.1     Form of Transition Services Agreement between Central Garden
             & Pet Company and Central Garden Distribution Inc.*..........

    10.2     Form of Benefits Sharing Agreement between Central Garden &
             Pet Company and Central Garden Distribution Inc.*............

    10.3     Form of Tax Sharing and Indemnification Agreement between
             Central Garden & Pet Company and Central Garden Distribution
             Inc. and certain of its subsidiaries.*.......................

    10.4     Credit Agreement dated             , 2000 among Central
             Garden & Pet Company and [Bank], as Agents, to be assigned to and assumed by Central Garden Distribution Inc. upon the
             effectiveness of the Spin-Off.*..............................

    10.5     2000 Stock Plan.*............................................

    21       Subsidiaries of Central Garden Distribution Inc. ............

    27       Selected Financial Data Schedule.............................

    99.1     Information Statement, subject to completion dated June 7,
             2000.........................................................

    99.2     Chairman's Letter to Stockholders of Central Garden & Pet
             Company......................................................

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*  To be filed by amendment.